Exhibit 99.1
CVR Energy Reports First Quarter Results
SUGAR LAND, Texas (May 3, 2010) – CVR Energy, Inc. (NYSE: CVI), a refiner and marketer of petroleum fuels and a nitrogen fertilizer products manufacturer, today reported a first quarter 2010 net loss of $12.4 million, or a loss of $0.14 per share, on net sales of $894.5 million.
In the first quarter 2009, the company reported net income of $30.7 million, or $0.36 per share, on net sales of $609.4 million.
“During the first quarter, refiners operated in a very low margin environment,” said Chief Executive Officer Jack Lipinski. “These conditions contributed directly to the results we announced today.
“Margins deteriorated from the beginning of the year through mid February and then began to improve,” he said, “and as the second quarter has progressed, we have seen a continuing improvement.
“Our nitrogen fertilizer business, meanwhile, remains positive. For the past six months we have seen steadily improving markets, which will show up in our fertilizer revenues in future quarters. In the first quarter, our fertilizer results were impacted by our forward book of orders, which reflected second half 2009 pricing.”
On April 6, 2010, the company recapitalized its business by issuing $275 million aggregate principal amount of 9 percent first lien senior secured notes due 2015 and $225 million aggregate principal amount of 10.875 percent second lien senior secured notes due 2017. The company used the proceeds from the issuance of the senior notes to repay the entire outstanding balance of $453.3 million of term loan indebtedness under its first priority credit facility and to pay related fees and expenses of approximately $27 million. The remaining net proceeds were used for general corporate purposes.
Petroleum Business
The petroleum business reported a first quarter 2010 operating loss of $7.1 million on net sales of $856.7 million, compared to operating income for the same period in 2009 of $64.7 million on net sales of $545.3 million. The results for the first quarter of 2010 reflect a favorable impact from first-in, first-out (FIFO) accounting practices of $15.7 million compared with an unfavorable FIFO impact of $6.0 million in the first quarter of 2009.
First quarter 2010 throughput of crude oil and all other feedstocks and blendstocks totaled 113,120 barrels per day (bpd), compared to 120,667 bpd total throughput for the same period in 2009. Crude oil throughput for the first quarter 2010 averaged 105,140 bpd per day compared with 106,169 bpd for the same period in 2009.
Refining margin per barrel was $6.10 in the first quarter 2010, a decrease from $13.36 per barrel during the same period in 2009. Gross profit per crude oil throughput barrel was $0.34 in the first quarter 2010, down from $8.06 per crude oil throughput barrel during the same period in 2009.
Direct operating expense, exclusive of depreciation and amortization, for the first quarter 2010 was $4.06 per barrel of crude oil throughput, as compared to $3.62 per barrel of crude oil throughput in 2009. This increase was primarily attributable to higher natural gas usage and higher prices in 2010 as well as our decision to perform opportunistic maintenance equal to approximately 11 cents per barrel during the low margin period.
Nitrogen Fertilizers Business
The nitrogen fertilizer operations reported first quarter 2010 operating income of $3.0 million on net sales of $38.3 million, compared to operating income of $29.3 million on net sales of $67.8 million during the equivalent period in 2009.
For the first quarter 2010, average realized plant gate prices for ammonia and UAN were $282 per ton and $167 per ton respectively, compared to $373 per ton and $316 per ton respectively for the equivalent period in 2009.
Nitrogen Fertilizers produced 105,100 tons of ammonia during the first quarter of 2010, of which 38,200 net tons were available for sale while the rest was upgraded to 163,800 tons of more highly valued UAN. In the 2009 first quarter, the plant produced 108,000 tons of ammonia with 38,800 net tons available for sale and the remainder upgraded to 169,700 tons of UAN.
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This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can generally identify forward-looking statements by our use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. For a discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our Annual Report on Form 10-K for the year ended Dec. 31, 2009. These risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. The Company undertakes no duty to update its forward-looking statements.

About CVR Energy, Inc.
Headquartered in Sugar Land, Texas, CVR Energy, Inc.’s subsidiary and affiliated businesses include an independent refiner that operates a 115,000 barrel per day refinery in Coffeyville, Kan., and markets high value transportation fuels supplied to customers through tanker trucks and pipeline terminals; a crude oil gathering system serving central Kansas, Oklahoma, eastern Colorado, western Missouri and southwest Nebraska; an asphalt and refined fuels storage and terminal business in Phillipsburg, Kan.; and through a limited partnership, an ammonia and urea ammonium nitrate fertilizer business located in Coffeyville, Kan.
For further information, please contact:

Investor Relations:	Media Relations:
Stirling Pack, Jr.	Steve Eames
CVR Energy, Inc.	CVR Energy, Inc.
281-207-3464	281-207-3550
InvestorRelations@CVREnergy.com	MediaRelations@CVREnergy.com

CVR Energy, Inc.
The following tables summarize the financial data and key operating statistics for CVR Energy and our two operating segments for the three months ended March 31, 2010 and 2009. Select balance sheet data is as of March 31, 2010 and December 31, 2009. The summary financial data for our two operating segments does not include certain selling, general and administrative expenses and depreciation and amortization related to our corporate offices.

	Three Months Ended
	March 31,
	2010	2009
	(in millions, except share data)
	(unaudited)
Consolidated Statement of Operations Data:
Net sales	$894.5	$609.4
Cost of product sold*	802.9	421.6
Direct operating expenses*	60.6	56.2
Selling, general and administrative expenses*	21.3	19.5
Net costs associated with flood	—	0.2
Depreciation and amortization	21.3	20.9

Operating income (loss)	(11.6)	91.0
Interest expense and other financing costs	(9.9)	(11.5)
Gain (loss) on derivatives, net	1.5	(36.9)
Loss on extinguishment of debt	(0.5)	—
Other income, net	0.4	0.1

Income (loss) before income tax expense (benefit)	(20.1)	42.7
Income tax expense (benefit)	(7.7)	12.0

Net income (loss)	$(12.4)	$30.7

*	Amounts shown are exclusive of depreciation and amortization.

Basic earnings (loss) per share	$(0.14)	$0.36
Diluted earnings (loss) per share	$(0.14)	$0.36
Weighted average common shares outstanding
Basic	86,329,237	86,243,745
Diluted	86,329,237	86,322,411

	As of March 31,	As of December 31,
	2010	2009
	(in millions)
	(unaudited)
Balance Sheet Data:
Cash and cash equivalents	$37.5	$36.9
Working capital	219.6	235.4
Total assets	1,613.0	1,614.5
Total debt, including current portion	461.4	491.3
Total CVR stockholders’ equity	645.3	653.8

	Three Months Ended
	March 31,
	2010	2009
	(in millions)
	(unaudited)
Other Financial Data:
Cash flows provided by operating activities	$43.4	$36.7
Cash flows used in investing activities	(11.4)	(15.9)
Cash flows used in financing activities	(31.4)	(1.3)

	Three Months Ended
	March 31,
	2010	2009
	(in millions, except
	operating statistics)
	(unaudited)
Petroleum Business Financial Results:
Net Sales	$856.7	$545.3
Cost of product sold*	799.0	417.6
Direct operating expenses* (1)	38.4	34.6
Net costs associated with flood	—	0.2
Depreciation and amortization	16.1	15.9

Gross profit (1)	$3.2	$77.0
Plus direct operating expenses*	38.4	34.6
Plus net costs associated with flood	—	0.2
Plus depreciation and amortization	16.1	15.9

Refining margin (2)	$57.7	$127.7
FIFO impact (favorable) unfavorable (3)	$(15.7)	$6.0

Refining margin adjusted for FIFO impact (4)	$42.0	$133.7

Operating income (loss)	$(7.1)	$64.7

Petroleum Key Operating Statistics:
Per crude oil throughput barrel:
Refining margin (2)	$6.10	$13.36
FIFO impact (favorable) unfavorable (3)	(1.66)	0.63
Refining margin adjusted for FIFO impact (4)	4.44	13.99
Gross profit (1)	0.34	8.06
Direct operating expenses* (1)	4.06	3.62

*	Amounts shown are exclusive of depreciation and amortization

		Three Months Ended
	March 31,
	2010		2009
		(unaudited)
Refining Throughput and Production Data:
(barrels per day)
Throughput:
Sweet	84,867	75.0%	74,958	62.1%
Light/medium sour	7,527	6.6%	20,733	17.2%
Heavy sour	12,746	11.3%	10,478	8.7%

Total crude oil throughput	105,140	92.9%	106,169	88.0%
All other feed and blendstocks	7,980	7.1%	14,498	12.0%

Total throughput	113,120	100.0%	120,667	100.0%

Production:
Gasoline	59,036	51.6%	64,327	53.3%
Distillate	45,234	39.5%	46,184	38.3%
Other (excluding internally produced fuel)	10,184	8.9%	10,133	8.4%

Total refining production (excluding internally produced fuel)	114,454	100.0%	120,644	100.0%

Product price (dollars per gallon):
Gasoline	$2.04		$1.24
Distillate	$2.05		$1.32

Market Indicators (dollars per barrel):
West Texas Intermediate (WTI) NYMEX	$78.88		$43.31
Crude Oil Differentials:
WTI less WTS (light/medium sour)	1.89		0.93
WTI less WCS (heavy sour)	10.47		7.19
NYMEX Crack Spreads:
Gasoline	9.72		9.07
Heating Oil	7.24		13.13
NYMEX 2-1-1 Crack Spread	8.48		11.10
PADD II Group 3 Basis:
Gasoline	(2.73)		(0.64)
Ultra Low Sulfur Diesel	(0.36)		(1.82)
PADD II Group 3 Product Crack:
Gasoline	6.99		8.43
Ultra Low Sulfur Diesel	6.88		11.31
PADD II Group 3 2-1-1	6.93		9.87

	March 31,
	2010	2009
	(in millions, except as noted)
	(unaudited)
Nitrogen Fertilizer Business Financial Results:

Net sales	$38.3	$67.8
Cost of product sold*	5.0	8.7
Direct operating expenses*	22.2	21.6
Net cost associated with flood	—	—
Depreciation and amortization	4.7	4.6

Operating income	$3.0	$29.3

Nitrogen Fertilizer Key Operating Statistics:

Production (thousand tons):
Ammonia (gross produced) (5)	105.1	108.0
Ammonia (net available for sale) (5)	38.2	38.8
UAN	163.8	169.7

Petroleum coke consumed (thousand tons)	117.7	125.3
Petroleum coke (cost per ton)	$14	$35

Sales (thousand tons):
Ammonia	31.2	48.0
UAN	155.8	143.0

Total sales	187.0	191.0

Product pricing (plant gate) (dollars per ton) (6):
Ammonia	$282	$373
UAN	$167	$316

On-stream factors (7):
Gasification	96.0%	100.0%
Ammonia	94.2%	100.0%
UAN	90.6%	96.0%

Reconciliation to net sales (dollars in millions):
Freight in revenue	$3.5	$4.1
Hydrogen revenue	—	0.7
Sales net plant gate	34.8	63.0

Total net sales	$38.3	$67.8

Market Indicators:
Natural gas NYMEX (dollars per MMBtu)	$4.99	$4.47
Ammonia — Southern Plains (dollars per ton)	$330	$337
UAN — Mid Cornbelt (dollars per ton)	$245	$274

*	Amounts shown are exclusive of depreciation and amortization

(1)	In order to derive the gross profit per crude oil throughput barrel, we utilize the total dollar figures for gross profit as derived above and divide by the applicable number of crude oil throughput barrels for the period. In order to derive the direct operating expenses per crude oil throughput barrel, we utilize the total direct operating expenses, which does not include depreciation or amortization expense, and divide by the applicable number of crude oil throughput barrels for the period.

(2)	Refining margin is a measurement calculated as the difference between net sales and cost of product sold (exclusive of depreciation and amortization). Refining margin is a non-GAAP measure that we believe is important to investors in evaluating our refinery’s performance as a general indication of the amount above our cost of product sold that we are able to sell refined products. Each of the components used in this calculation (net sales and cost of product sold exclusive of depreciation and amortization) can be taken directly from our Statement of Operations. Our calculation of refining margin may differ from similar calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure. In order to derive the refining margin per crude oil throughput barrel, we utilize the total dollar figures for refining margin as derived above and divide by the applicable number of crude oil throughput barrels for the period. We believe that refining margin is important to enable investors to better understand and evaluate our ongoing operating results and allow for greater transparency in the review of our overall financial, operational and economic performance.

(3)	FIFO is the Company’s basis for determining inventory value on a GAAP basis. Changes in crude oil prices can cause fluctuations in the inventory valuation of our crude oil, work in process and finished goods thereby resulting in favorable FIFO impacts when crude oil prices increase and unfavorable FIFO impacts when crude oil prices decrease. The FIFO impact is calculated based upon inventory values at the beginning of the accounting period and at the end of the accounting period. In order to derive the FIFO impact per crude oil throughput barrel, we utilize the total dollar figures for the FIFO impact and divide by the number of crude oil throughput barrels for the period.

(4)	Refining margin adjusted for FIFO impact is a measurement calculated as the difference between net sales and cost of product sold (exclusive of depreciation and amortization) adjusted for FIFO impacts. Under our FIFO accounting method, changes in crude oil prices can cause fluctuations in the inventory valuation of our crude oil, work in process and finished goods, thereby resulting in favorable FIFO impacts when crude oil prices increase and unfavorable FIFO impacts when crude oil prices decrease. Refining margin adjusted for FIFO impact is a non-GAAP measure that we believe is important to investors in evaluating our refinery’s performance as a general indication of the amount above our cost of product sold (taking into account the impact of our utilization of FIFO) that we are able to sell refined products. Our calculation of refining margin adjusted for FIFO impact may differ from calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure.

(5)	The gross tons produced for ammonia represent the total ammonia produced, including ammonia produced that was upgraded into UAN. The net tons available for sale represent the ammonia available for sale that was not upgraded into UAN.

(6)	Plant gate sales per ton represent net sales less freight and hydrogen revenue divided by product sales volume in tons in the reporting period. Plant gate pricing per ton is shown in order to provide a pricing measure that is comparable across the fertilizer industry.

(7)	On-stream factor is the total number of hours operated divided by the total number of hours in the reporting period.
Use of Non-GAAP Financial Measures
To supplement the actual results in accordance with GAAP for the applicable periods, the Company also uses non-GAAP measures as discussed above, which are adjusted for GAAP-based results. The use of non-GAAP adjustments are not in accordance with or an alternative for GAAP. The adjustments are provided to enhance an overall understanding of the Company’s financial performance for the applicable periods and are indicators management believes are relevant and useful for planning and forecasting future periods.